================================================================================

                          LEASE OF WAREHOUSE PREMISES




                               ETZIONI PARTNERS
                         ----------------------------
                                         LANDLORD


                                      AND

                            JAMES RIVER CORPORATION
                         ----------------------------
                                         TENANT

                                   PREMISES:

                              64 Brunswick Avenue
                              Edison, New Jersey


================================================================================


PREPARED BY:

VERDE, STEINBERG & PONTELL
2200 Fletcher Avenue
Fort Lee, New Jersey  07024

                                     INDEX

ARTICLE 1 - DEFINITIONS.......................................... 2

ARTICLE 2 - DEMISE AND TERM...................................... 6

ARTICLE 3 - RENT................................................. 6

ARTICLE 4 - USE OF DEMISED PREMISES.............................. 7

ARTICLE 5 - PREPARATION OF DEMISED PREMISES...................... 8

ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS................... 9

ARTICLE 7 - INTENTIONALLY OMITTED............................... 10

ARTICLE 8 - INTENTIONALLY OMITTED............................... 10

ARTICLE 9 - SUBORDINATION....................................... 10

ARTICLE 10 - QUIET ENJOYMENT.................................... 12

ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING.............. 12

ARTICLE 12 - COMPLIANCE WITH LAWS............................... 15

ARTICLE 13 - INSURANCE AND INDEMNITY............................ 16

ARTICLE 14 - RULES AND REGULATIONS.............................. 18

ARTICLE 15 - ALTERATIONS AND SIGNS.............................. 18

ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY................... 20

ARTICLE 17 - REPAIRS AND MAINTENANCE............................ 21

ARTICLE 18 - ELECTRIC ENERGY; HVAC.............................. 23

ARTICLE 19 - ACCESS, CHANGES AND NAME........................... 23

ARTICLE 20 - MECHANICS' LIENS AND OTHER LIENS................... 24

ARTICLE 21 - NON-LIABILITY...................................... 24

ARTICLE 22 - DAMAGE OR DESTRUCTION.............................. 25

ARTICLE 23 - EMINENT DOMAIN..................................... 27

ARTICLE 24 - SURRENDER.......................................... 29

ARTICLE 25 - CONDITIONS OF LIMITATION........................... 30

ARTICLE   26 - RE-ENTRY BY LANDLORD................................. 31

ARTICLE   27 - DAMAGES.............................................. 32

ARTICLE   28 - AFFIRMATIVE WAIVERS.................................. 34

ARTICLE   29 - NO WAIVERS........................................... 35

ARTICLE   30 - CURING TENANT'S DEFAULTS............................. 35

ARTICLE   31 - BROKER............................................... 36

ARTICLE   32 - NOTICES.............................................. 36

ARTICLE   33 - ESTOPPEL CERTIFICATES................................ 37

ARTICLE   34 - ARBITRATION.......................................... 37

ARTICLE   35 - MEMORANDUM OF LEASE.................................. 38

ARTICLE   36 - ENVIRONMENTAL COMPLIANCE............................. 38

ARTICLE   37 - MISCELLANEOUS........................................ 39

ARTICLE   38 - EXTENSION OF TERM.................................... 42


                                   EXHIBITS

EXHIBIT   A  - DESCRIPTION OF LAND

EXHIBIT   B  - SITE PLAN

EXHIBIT   C  - LANDLORD'S WORK

EXHIBIT   D  - RULES AND REGULATIONS

EXHIBIT   E  - LANDLORD STANDARD BUILDING CRITERIA

                               WAREHOUSE LEASE

          LEASE, dated February 13, 1992, between ETZIONI PARTNERS, having an office at C/O MGS DEVELOPMENT, 52 Forest Avenue, Paramus, New Jersey 07653-1549 ("Landlord") and JAMES RIVER CORPORATION, a Virginia corporation, having an address of P.O. Box 2218, Richmond, Virginia 23217. ("Tenant").

                            ARTICLE 1 - DEFINITIONS

     1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

          A.   Advance Rent: One (1) month Fixed Rent.

          B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

          C.   Architect: As determined by Landlord.

          D.   Broker: The Blau and Berg Company.

          E. Building: The one (1) story warehouse building containing approximately 94,400 square feet of Floor Space outlined in Exhibit A, attached hereto and located on the Land in Edision, New Jersey and known as 64 Brunswick Avenue.

          F.   Intentionally Omitted.

          G.   Intentionally Omitted.

          H.   Calendar Year: Any twelve month period commencing on a January 1.

          I. Commencement Date: The earlier of (a) the date on which both: (i) the Demised Premises shall be Ready for Occupancy, and (ii) actual possession of the Demised Premises shall have been delivered to Tenant by notice to Tenant, but in no event prior to May 1, 1992; or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises or any part thereof for any purpose. Tenant shall have access to the Demised Premises on and after May 11, 1992 for the purpose of staging inventory. Upon the taking of possession by Tenant all terms and conditions of the Lease shall take effect except for Tenant's obligation to pay Fixed Rent which shall commence on June 1, 1992.

          J.   Intentionally Omitted.

          K. Demised Premises: The entire Land and Building as is outlined in yellow on the site plan(s) attached hereto as Exhibit B. The Demised Premises contains or will contain approximately 94,400 square feet of Floor Space.

          L. Expiration Date: The date that is the day before the five (5) year anniversary of the Commencement Date if the Commencement Date is the first day of a month, or a five (5) year anniversary of the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month. However, if the Term is extended by Tenant's effective exercise of Tenant's right, if any, to extend the Term, the "Expiration Date" shall be changed to the last day of the Latest Extended Period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the "Expiration Date."

          M. Fixed Rent: An amount at the annual rate of $2.75 multiplied by the Floor Space of the Demised Premises for the first thirty (30) months of the term and an amount at the annual rate of $2.90 multiplied by the Floor Space for months 31 through 60 of the term. It is intended that the Fixed Rent shall be an absolutely net return to Landlord throughout the Term, free of any expense, charge or other deduction whatsoever with respect to the Demised Premises, the Building, the Land and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof, with respect to any interest of Landlord therein.

          N. Floor Space: As to the Demised Premises, the sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls. Any reference to the Floor Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof.

          O.   Guarantor: None.

          P. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction of cognizance over the Land and Building, whether now or hereafter in force.

          Q. Land: The land described on Exhibit A, upon which the Building is located.

          R. Landlord's Work: The materials and work to be furnished , installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C, attached hereto and made a part hereof.

          S. Legal Requirements: Laws and ordinances of all federal, state, county, and municipal governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

          T.   Mortgage: A mortgage and/or a deed of trust.

          U. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

          V.   Intentionally Omitted.

          W. Permitted Uses: Warehousing and distribution of styrofoam cups and associated offices and no other use.

          X. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

          Y. Ready for Occupancy: The condition of the Demised Premises when for the first time the Landlord's Work shall have been substantially completed and a temporary or permanent Certificate of Occupancy shall have been issued permitting use of the Demised Premises for the Permitted Uses. The Landlord's Work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises.

          Z. Real Estate Taxes: The real estate taxes, assessments and special assessments, sewer rents, water charges and all other similar charges and impositions imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities, and any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof.

          AA. Rent: The Fixed Rent and the Additional Charges.

          BB. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, which may be reasonably changed by Landlord from time to time. The Rules and Regulations now in effect are attached hereto and made a part hereof as Exhibit D.

          CC. Security Deposit: None

          DD. Successor Landlord: As defined in Section 9.03.

          EE. Superior Lease: Any lease to which this Lease is, at the time referred to, subject and subordinate.

          FF. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

          GG. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

          HH. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

          II. Intentionally Omitted.

          JJ. Tenant's Property: As defined in Section 16.02.

          KK. Tenant's Work: The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord's Work) to equip, decorate and furnish the Demised Premises for Tenant's occupancy.

          LL. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

          MM. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement, the time period required to adjust an insurance claim, or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.


                    ARTICLE 2 - DEMISE AND TERM

     2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. This Lease is subject to (a) any and all existing encumbrances, conditions, rights, covenants, easements, restrictions and rights of way, of record, and other matters of record applicable zoning and building laws, regulations and codes, and such matters as may be disclosed by an inspection or survey, and (b) easements now or hereafter created by Landlord in, under, over, across and upon a strip of land twenty feet (20') in width running along all lot lines of the Building for sewer, water, electric, gas and other utility lines and services now or hereafter installed; provided, however, Landlord represents, covenants and warrants to Tenant that the Demised Premises may be used and occupied for the purposes set forth herein; and that the foregoing shall in no manner materially interfere with Tenant's use and quiet enjoyment of the Premises. Promptly following the Commencement Date, the parties hereto shall enter into an agreement in form and substance satisfactory to Landlord setting forth the Commencement Date and confirming the Fixed Rent payable.

                               ARTICLE 3 - RENT


     3.01. Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the Advance Rent, to be applied against the first installment or installments of Fixed Rent becoming due under this Lease). If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated.

     3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or to Landlord's agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection.

     3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

     3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

     3.05. Any Payment due Landlord under this Lease which is not paid on or before five (5) days after the same is due (a "Late Payment"), shall, from the due date, until such payment is received by Landlord, bear interest at the prime rate of Chemical Bank of New York (the "Late Payment Rate"). In addition, Tenant shall pay to Landlord an amount equal to five (5%) percent of any such late payment to cover Landlord's cost of collecting and handling such late payment. Notwithstanding the foregoing, Tenant shall not be charged a late charge for its first late payment during the Term.

                     ARTICLE 4 - USE OF DEMISED PREMISES

     4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

     4.02. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to

Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs or tends to impair the character, reputation or appearance of the Building; (e) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building.

          ARTICLE 5 - PREPARATION OF DEMISED PREMISES

     5.01 The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner described in, and subject to the provisions of, Exhibit C and Exhibit E. Tenant shall occupy the Demised Premises promptly after the same are Ready for Occupancy and possession thereof is delivered to Tenant by Landlord giving to Tenant a notice of such effect. Except as expressly provided to the contrary in this Lease, the taking of possession by Tenant of the Demised Premises shall be conclusive evidence as against Tenant the Demised Premises and the Building were in good and satisfactory condition at the time such possession was taken. Except as expressly provided to the contrary in this Lease, Tenant is leasing the Demised Premises "as is" on the date hereof, subject to reasonable wear and tear and the rights of the present occupant(s) of the Demised Premises to remove its or their trade fixtures and other property from the Demised Premises.

     5.02 If the substantial completion of the Landlord's Work shall be delayed due to (a) any act or omission of Tenant or any of its employees, agents or contractors (including, without limitation, [i] any delays due to changes in or additions to the Landlord's Work, or [ii] any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or
(b) any additional time needed for the completion of the Landlord's Work by the inclusion in the Landlord's Work of any long lead time items, then the Demised Premises shall be deemed Ready for Occupancy on the date when they would have been ready but for such delay(s). The Demised Premises shall be conclusively presumed to be in satisfactory condition on the Commencement Date except for the minor or insubstantial details of which Tenant gives Landlord notice within thirty (30) days after the Commencement Date specifying such details with reasonable particularity.

     5.03. If Landlord is unable to give possession of the Demised Premises on the Commencement Date because of the holding-over or retention of possession by any tenant, undertenant or occupant, Landlord shall not be subject to any liability for failure to give possession, the validity of this Lease shall not be impaired under such circumstances, and the Term shall not be extended, but the Rent shall be abated if Tenant is not responsible for the inability to obtain possession.

     5.04. Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas and the Building, including, without limitation, the right to move and/or remove same, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from the Demised Premises.

                ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

     6.01. Tenant shall pay the Real Estate Taxes in respect of the Land and Building for the period in question prior to the due date of such Real Estate Taxes, and shall send Landlord a copy of the paid receipt promptly upon Tenant's receipt thereof. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the term and a part of which is not, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due. Upon request by a Superior Mortgagee, or upon request by Landlord (which request by Landlord may be made only in the event of Tenant's default under the terms of this Lease), Tenant shall pay to Landlord or to the Superior Mortgagee, monthly, one-twelfth (1/12) of the amount which will be sufficient to pay such Real Estate Taxes, as determined by Landlord.

     6.02.  Each such statement or invoice given by Landlord pursuant to Section
6.01 shall be conclusive and binding upon Tenant unless within thirty (30) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in
Article 34. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay the Additional Charges in accordance with Landlord's statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's statement.

     6.03. Tenant shall be responsible for and shall promptly pay for all expenses of operating the Building.

                       ARTICLE 7 - INTENTIONALLY OMITTED

                       ARTICLE 8 - INTENTIONALLY OMITTED

                           ARTICLE 9 - SUBORDINATION

     9.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant.

     9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee of Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

     9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which therefore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

     9.04. If any then present or prospective Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall request, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights under this Lease.

                         ARTICLE 10 - QUIET ENJOYMENT

     So long as Tenant pays all of the Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages.

              ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

     11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, or offer or advertise to do so, (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Consent by Landlord shall not be required if a corporate tenant assigns this Lease to its parent corporation or to its wholly owned subsidiary, subject, however, to the further provisions of this Article II and prior notice to Landlord.

     11.02. If at any time (a) the original Tenant named herein, (b) the then Tenant, (c) any Guarantor, or (d) any Person owning a majority of the voting stock of, or directly or indirectly controlling the then Tenant shall be a corporation or partnership, any transfer of voting stock or partnership interest resulting in the person(s) who shall have owned a majority of such corporation's shares of voting stock or the general partners' interest in such partnership, as the case may be, immediately before such transfer, ceasing to own a majority of such shares of voting stock or general partner's interest, as the case may be, except as the result of transfers by inheritance, shall be deemed to be an assignment of this Lease as to which Landlord's consent shall have been required, and in any such event Tenant shall notify Landlord. The provisions of this Section 11.02 shall not be applicable to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations and shall not apply to transactions with a corporation into or which the then Tenant is merged or consolidated or to which substantially all of the then Tenant's assets are transferred or to any corporation which controls or is controlled by the then Tenant or is under common control with the then Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. For the purposes of this Section, the words "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Landlord shall have the right at any time and from time to time during the Term to inspect the stock record books of the corporation to which the provisions of this Section 11.02 apply, and Tenant will produce the same on request of Landlord.

     11.03 If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other then Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of any of the provisions of Section
11.01 or Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 11. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

     11.04. Any permitted assignment or transfer, whether made with Landlord's consent pursuant to Section 11.01 or without Landlord's consent if permitted by
Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume Tenant's obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person(s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant's other obligations under this Lease.

     11.05. The liability of the original Tenant and any other Person who was responsible for Tenant's obligations under this Lease shall not be discharged, by any agreement made by Landlord extending the time of performance of, or any waiver or failure of Landlord to enforce, any of this Lease.

     11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

     11.07. Without limiting any of the provisions of Article 25, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for security in Section 8.01.

     11.08. In the event of any permitted assignment or sublet, Tenant and any assignee shall promptly pay to Landlord one-half (1/2) of any net consideration received for any assignment or one-half (1/2) of the net rent (Fixed Rent and Additional Charges) as and when received, in excess of the Fixed Rent and Additional Charges required to be paid by Tenant for the period affected by said assignment or sublease for the area sublet, computed on the basis of an average square foot rent for the gross square footage

Tenant has leased. As used herein net consideration and/or net rent shall mean gross rent (Fixed Rent and Additional Charges) less any reasonable brokerage or tenant work paid by Tenant or in connection with the assignment or sublet, said Tenant or brokerage work to be amortized over the term of the assignment or sublet.

                       ARTICLE 12 - COMPLIANCE WITH LAWS

     12.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or in respect of the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02.

     12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either
(i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or
(ii) other security in place of such bond satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

                     ARTICLE 13 - INSURANCE AND INDEMNITY

     13.01. Tenant shall maintain or cause to be maintained All Risk insurance in respect of the Land and Building and other improvements on the Land normally covered by such insurance for the benefit of Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear. The All Risk insurance will be in the amounts required by any Superior Lessor or any Superior Mortgagee but not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Landlord reserves the right to require Tenant to increase the amount of casualty insurance required to be maintained hereunder. Landlord may also maintain any other forms and types of Insurance which Landlord shall deem reasonable in respect to the Building and Land.

     13.02 Tenant shall also maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Demised Premises and the conduct and operation of business therein, with Landlord as an additional named insured, and at Landlord's request with any Superior Lessors as additional named insured(s), with limits of not less than $3,000,000 for bodily injury or death to any one person and $5,000,000 for bodily injury or death to any number of persons in any one occurrence, and $1,000,000 for property damage, including water damage and sprinkler leakage legal liability, (b) All Risk insurance in respect of Tenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant in the Demised Premises in any amounts required by any Superior Lessor or any Superior Mortgagee but not less than 80% of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies, (c) rental income insurance for the benefit of Landlord, insuring the Landlord against the loss of Fixed Rent and Additional Charges, as in the Lease provided from the perils of fire and extended coverage for a period of not less than one (1) year, and (d) any other insurance required for compliance with the Insurance Requirements. Landlord may at any time and from time to time require that the limits for the comprehensive general public liability insurance to be maintained by Tenant be increased to the limits that new Tenants in the Building are required by Landlord to maintain. Tenant shall deliver to Landlord and any additional named insured(s) certificates for such fully paid-for policies at least 10 days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be cancelled unless Landlord and any additional insured(s) are given at least twenty (20) days' prior written notice of such cancellation.

     13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect to the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

     13.04. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licencees or its or their partners, joint ventures, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Landlord's gross negligence or intentional act) occurring in the Demised Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

     13.05. Neither Landlord nor any Superior Lessor shall be liable or responsible for, and Tenant hereby releases Landlord and each Superior Lessor from, all liability and responsibility to Tenant and any person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Demised Premises or to Tenant's business irrespective of the cause of such injury, loss or damage, and Tenant shall require its insurers to include in all of Tenant's insurance policies which could give rise to a right of subrogation against Landlord or any Superior Lessor a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord and such Superior Lessors or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

                      ARTICLE 14 - RULES AND REGULATIONS

     Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which in Landlord's judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance or the Building or its equipment and fixtures and which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.

                      ARTICLE 15 - ALTERATIONS AND SIGNS

     15.01. Tenant shall not make any alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, without on each occasion first obtaining the consent of Landlord. Tenant shall submit to Landlord plans and specifications for such work at the time Landlord's consent is sought. Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. Before proceeding with any permitted alteration which will cost more than Fifty Thousand and 00/100 Dollars ($50,000.00) (exclusive of the costs of decorating work and items constituting Tenant's Property), as estimated by a reputable contractor designated by Landlord, Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey), each in an amount equal to 125% of such estimated cost and in form satisfactory to Landlord, or (ii) such other security as shall be satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant in respect to the adequacy, correctness or efficiency thereof or otherwise.

     15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith and with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or
(b) the then standards for the Building established by Landlord. Alterations shall be performed by contractors first approved by Landlord; provided, however, that any alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed only by the contractor(s) designated by Landlord. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

     15.03. Tenant shall not place any signs on the roof, exterior walls or grounds of the Demised Premises without first obtaining Landlord's written consent thereto. In placing any signs on or about the Demised Premises, Tenant shall comply with the Legal Requirements and obtain all required permits and/or licenses at its expense.

                 ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY

     16.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant.

     16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or the

Building resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant's Property and shall be deemed the property of Landlord.

     16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises, and the Building resulting from any installation and/or removal of the Tenant's Property. Any items of the Tenant's Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's Expense.

                     ARTICLE 17 - REPAIRS AND MAINTENANCE

     17.01. Upon substantial completion of Landlord's Work, Tenant and Landlord shall have a "walk through" of the Demised Premises to confirm that Landlord's Work has been substantially completed in accordance with Exhibit C. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein, and shall not do, suffer, or permit any waste with respect thereto. Except as provided for in Paragraph 17.02, Tenant shall be responsible for all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises, the Building and the Land (including the facilities and systems thereof). In addition, Tenant shall keep and maintain all interior portions of the Demised Premises including, without limitation, all building equipment, windows, doors, loading bay doors and shelters, plumbing and electrical systems, heating, ventilating and air conditioning ("HVAC") systems in a clean and orderly condition. The phrase "keep and maintain" as used herein includes repairs, replacement and/or restoration as appropriate. Tenant shall paint the exterior of the Building during the first year of each Extended Period (as hereinafter defined). Tenant shall also remove all debris from the roof and gutters two
(2) times per year during the months of November and March. Provided Tenant complies with such obligation, all repairs to the roof shall be Landlord's responsibility. Should any roof failure not be corrected by Landlord within ten (10) business days of receipt of written notice from Tenant, notifying Landlord of such failure, Tenant shall have the right to undertake such repairs, at Landlord's expense, provided such repair work is undertaking in compliance with any applicable guaranties. Tenant shall not permit or suffer the over-loading of the floors of the Premises beyond Two Hundred Fifty (250) pounds per square foot. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed by contractor(s) designated by Landlord or by Tenant's own duly qualified technicians. All work shall be completed in a good and workmanlike manner in compliance with all Legal Requirements. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New Jersey) and amount, as Landlord shall deem necessary to assure the payment for such work by Tenant.

     17.02. Landlord shall only be responsible for repairs to the structural integrity of the Building to include walls, floors, roof, beams and supports. Additionally, Landlord shall repair the parking area and guarantees such work for the initial term of the Lease. Thereafter, all repairs to the parking area, excluding any resurfacing, shall be Tenant's responsibility. Tenant shall also be responsible for any repair required as a result of the negligent actions of Tenant or its agents, employees, guests and invitees.

     17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any reasonable inconvenience, annoyance, interruption or injury to business arising from Landlord's doing any repairs, maintenance or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building.

                      ARTICLE 18 - ELECTRIC ENERGY; HVAC

     18.01. Tenant shall purchase the electric energy required by it in the Demised Premises at its own expense on a direct metered basis from the public utility servicing the Demised Premises. Tenant expressly agrees that Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of electric current furnished to the Demised Premises.

     18.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld), connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand.

     18.03. Tenant shall maintain and operate the heating, ventilation and air-conditioning systems ("HVAC") servicing the Building and shall furnish its own water and any other utilities required for operation of the Demised Premises. The temperature maintained in the Building shall at all times be within the limits prescribed in the Legal Requirements.

                     ARTICLE 19 - ACCESS, CHANGES AND NAME

     19.01. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at any time or times (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's obligations hereunder. During the period of eighteen (18) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants.

     19.02. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building or the Common Areas, other than the Demised Premises, is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant's obligations under this Lease.

     19.03. If, during the last month of the Term, Tenant has removed all or substantially all of the Tenant's Property from the Demised Premises, Landlord may, without notice to Tenant, immediately enter the Demised Premises and later, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant's obligations hereunder.

     19.04. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof as Landlord shall deem necessary or desirable.

     19.05. Landlord may adopt any name for the Building. Landlord reserves the right to change the name and/or address of the Building at any time.

                 ARTICLE 20 - MECHANICS' LIENS AND OTHER LIENS

     Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be cancelled and discharged of record by payment, bond or order of a court of competent jurisdiction within fifteen (15) days after notice by Landlord to Tenant.

                          ARTICLE 21 - NON-LIABILITY

     21.01. Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

     21.02. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or sale proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgement (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any liability of Landlord for the payment of money to Tenant, or to any court or governmental authority (by way of fines or otherwise) for Landlord's failure or refusal to observe a judicial decree or determination, or to any third party.

                      ARTICLE 22 - DAMAGE OR DESTRUCTION

     22.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 22 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant's Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

     22.02. Subject to the provisions of Section 22.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises, for the period from the date of the damage or destruction to (a) the date the damage to the Demised Premises shall be substantially repaired, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises shall be made tenantable; provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

     22.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty percent (20%) (or ten percent [10%] if such casualty occurs during the last two [2] years of the Term) of the full insurable value of the Building immediately prior to the casualty, or (c) the Building shall be damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) and either the loss shall not be covered by Landlord's insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining such proceeds) shall, in the estimation of a reputable contractor or architect designated by Landlord be insufficient to pay for the repair or restoration work, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty.

     22.04. Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 22. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days.

     22.05. Notwithstanding any of the foregoing provisions of this Article 24, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (a) Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty, or (b) the Demised Premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent. Further, nothing contained in this Article 22 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

     22.06. Landlord will not carry insurance of any kind on the Tenant's Property, and, except as provided by law or by reason of Landlord's breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant's Property.

     22.07. The provisions of this Article 22 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such a contingency in the absence of and express agreement, now or hereafter in force, shall have no application in such case.

                          ARTICLE 23 - EMINENT DOMAIN

     23.01 If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. If more than 25% of the Floor Space of the Building shall be so taken or conveyed, Landlord may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Landlord's judgment, for the continued operation of the Building or the Entire Premises shall not be available, Landlord shall, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenant's property, and Tenant shall make all alterations or replacements to the Tenant's property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant's property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to

Landlord.

     23.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

                            ARTICLE 24 - SURRENDER

     24.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's property therefrom except as otherwise expressly provided in this Lease.

     24.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the Fixed Rent in effect during the last month of the Term.

     24.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                     ARTICLE 25 - CONDITIONS OF LIMITATION

     25.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States
Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within thirty (30) days after entry, or (c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within thirty (30) days of his appointment then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

     25.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent, and such default shall continue for five (5) days after notice or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of fifteen (15) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor for prosecution for a crime (as more particularly described in the last sentence of Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said fifteen (15) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or (d) if Tenant shall vacate or abandon the Demised Premises, or (e) if there shall be any default by Tenant (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Tenant) under any other lease with Landlord (or any person which, directly or indirectly, controls is controlled by, or is under common control with Landlord) which shall not be remedied within the applicable grace period, if any, provided therefor under such other lease, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

                       ARTICLE 26 - RE-ENTRY BY LANDLORD

     26.01. If Tenant shall default in the payment of any Rent, and such default shall continue for five (5) days after notice, or if this Lease shall terminate as provided in Article 25, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

     26.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right or injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     26.03. If this Lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this
Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under
Article 27 or pursuant to law.

                             ARTICLE 27 - DAMAGES

     27.01. If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord as a condition precedent to the dismissal of any summary dispossess or other proceeding or action as damages, at the election of Landlord, either:

          (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period; or

          (b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant has this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, rent concessions, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

     27.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 27.01.

     27.03. In addition, if this Lease is terminated under the provisions of
Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; (c) Tenant shall comply with its obligations pursuant to Article 37 hereof (Environmental Compliance) and (d) for the breach of any covenant of Tenant set forth above in this Section 27.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

     27.04 In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 27, if any Rent or damages payable hereunder by Tenant to Landlord are not paid within five (5) days after demand therefor, the same shall bear interest at the Late Payment Rate or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

                       ARTICLE 28 - AFFIRMATIVE WAIVERS
     28.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

     28.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises and use of the Common Area, including, without limitation, any claim for injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.

                            ARTICLE 29 - NO WAIVERS

     The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                     ARTICLE 30 - CURING TENANT'S DEFAULTS

     If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen (15) days from the date Landlord gives Tenant notice of the default. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys' fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the rate of 4% percent per month or the maximum rate permitted by law, whichever is less, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and such amounts shall be due and payable in accordance with the terms of such bills.

                              ARTICLE 31 - BROKER

     Tenant represents that no broker except the Broker was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.

                             ARTICLE 32 - NOTICES

     Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be James River Corporation, Attention: Real Estate Department, P.O. Box 2218, Richmond, Virginia 23217 with a copy to Cliff Cutchins, Legal Counsel, C/O James River Corporation, P.O. Box 2218, Richmond, Virginia 23217 with a copy to Tenant, at 190 Forrest Street, Metuchen, New Jersey 08840.) as to Landlord, to the attention of Nathan Lindenbaum, with a concurrent Notice to Landlord's attorneys, Verde, Steinberg & Pontell (attention: Merrick D. Steinberg, Esq.), 2200 Fletcher Avenue, Fort Lee, New Jersey 07024, and shall be deemed to have been given, rendered or made on the second day after the day so mailed, unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

                      ARTICLE 33 - ESTOPPEL CERTIFICATES

     33.01. Each party shall, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

                           ARTICLE 34 - ARBITRATION

     34.01. Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Rent request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees and Superior Lessee shall have the right to participate in such arbitration.

                       ARTICLE 35 - MEMORANDUM OF LEASE

     35.01. Tenant shall not record this Lease. However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

                     ARTICLE 36 - ENVIRONMENTAL COMPLIANCE

     36.01. Tenant shall provide for the proper disposal of all chemical solvents, wastes, and other products used and produced in the operation of Tenant's business. Tenant shall not spill or discharge any "Hazardous Substances", "Hazardous Wastes" or other pollutants as defined in the Environmental Cleanup Responsibility Act N.J.S.A. 13:1K-6 et seq. and other
                                                          -- ---
State, Federal and local environmental laws or regulations (collectively "ECRA"), on or about the Demised Premises or to any sewer, septic system or waste treatment facility or system serving the Building. In the event Tenant receives any notice, whether written or oral, concerning the occurrence of any spill, discharge or cleanup of any "Hazardous Substances", "Hazardous Wastes" or other pollutants on or about the Demised Premises or into any sewer, septic system or waste treatment facility or system serving the Building, from the New Jersey Department of Environmental Protection ("DEP") or other state, federal or local environmental agency ("Hazardous Discharge"), or any complaint, order, citation or notice with regard to air emissions, water discharge, noise emissions or any other environmental, health or safety matter affecting Tenant or the operations of Tenant at the Demised Premises ("Environmental Complaint") from any person, entity, or governmental agency, then Tenant shall give immediate oral notice of same to Landlord, and written notice within twenty-four
(24) hours to Landlord which notice shall set forth specifically all relevant facts and circumstances with respect thereto. Failure to give such notice shall be a default under this Lease.

     36.02. Landlord shall have the right, but not the obligation to enter onto the Demised Premises and/or take any action as it shall deem necessary or advisable, to remove, cleanup, minimize the impact of, or otherwise deal with, any Hazardous Discharge or any Environmental Complaint pertaining to the Demised Premises, and all costs and expenses incurred by Landlord in the exercise of such rights shall be deemed an "Additional Charge" and shall be immediately due and payable by Tenant to Landlord. Landlord's right, as set forth in the preceding sentence, shall be exercised only in the event that Landlord determines in Landlord's sole judgment, that Tenant is not taking, in a timely manner, all actions necessary to remove, cleanup, minimize the impact of, or otherwise deal with, such Hazardous Discharges or Environmental Complaint.

     36.03. In the event Tenant's operations at the Demised Premises now or hereafter constitute an "Industrial Establishment" within the meaning of ECRA, or in the event any other action is required to be taken by Tenant under ECRA, then, upon the expiration or earlier termination of this Lease and upon any and every event which shall constitute a closing, termination or transfer of operations within the meaning of ECRA, or whenever other action is required to be taken by Tenant in compliance with ECRA, Tenant shall comply with all requirements of ECRA, at Tenant's sole cost and expense, to the satisfaction of DEP or other environmental agency having jurisdiction, and Landlord. Tenant shall immediately provide the Landlord copies of all correspondence, reports, notices, orders, findings, declarations and other material pertinent to Tenant's compliance with the provisions of ECRA immediately upon receipt of the same as issued or received by Tenant from time to time. Tenant agrees to indemnify Landlord from any and all liabilities that may result from an environmental condition or an Environmental Complaint arising on or existing with respect to the Demised Premises. This indemnity contained in this Paragraph 36.03 shall survive the termination of this Lease.

     36.04. In the event Tenant's operations at the Demised Premises shall not subject it to the provisions of ECRA, then upon the expiration or earlier termination of this Lease and upon any and every event which shall constitute a closing, termination or transfer of operations within the meaning of ECRA, Tenant shall obtain and deliver to Landlord, prior to any such termination, a Letter of Non-Applicability confirming that the provisions of ECRA do not apply to such closing or termination.

                          ARTICLE 37 - MISCELLANEOUS

     37.01. Tenant expressly acknowledges and agrees that Landlord has not made and it not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which-are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith.

     37.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

     37.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting or letting.

     37.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 37.04 shall not be construed as modifying the conditions of limitation contained in
Article 25.

     37.05. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance hereof shall be prevented due to any Unavoidable Delays.

     37.06. Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

     37.07. If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

     37.08. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord's union contracts or create any work stoppage, picketing labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

     37.09. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in passing through the Demised Premises or any part thereof.

     37.10. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or interference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     37.11. Within thirty (30) days of each anniversary date of this Lease, Tenant shall annually furnish to Landlord a copy of its then current audited financial statement which shall be employed by Landlord for purposes of financing the Premises and not distributed otherwise without prior authorization of Tenant. In the event Tenant shall not furnish such financial statement as set forth above, Tenant shall pay to Landlord a late charge equal to one (1) month's Fixed Rent for each thirty (30) day period or part thereof which expires from the due date to the date of actual receipt by Landlord of such statement. Any material adverse change of Tenant's financial condition shall be furnished to Landlord in writing forthwith and without request by Landlord for same.

                        ARTICLE 38 - EXTENSION OF TERM

     38.01. Provided Tenant is not in default of any of the terms and conditions of this Lease, Tenant shall have two (2) option (s) (the "First Option" and the "Second Option", respectively) to extend the term of this Lease for two additional periods of five (5) years each (the "First Extended Period" and "Second Extended Period", respectively, or collectively, the "Extended Periods"). The First Extended Period shall commence upon the day following the date upon which the Lease would otherwise expire and the Second Extended Period shall commence upon the day following the date upon which the First Extended Period would otherwise expire.

     38.02. If Tenant elects to exercise the First Option, it shall do so by giving notice of such election to Landlord in writing not more than fifteen (15) months and not less than twelve (12) months before the Expiration Date. If Tenant elects to exercise the Second Option, it shall do so by giving notice of such election to Landlord in writing not more than fifteen (15) months and not less than twelve (12) months before the last day of the First Extended Period.

     38.03. Tenant agrees that it shall have forever waived its right to exercise either option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such Option.

     38.04. If Tenant elects to exercise either Option, the Term shall be automatically extended for the applicable Extended Period covered by the Option so exercised without execution of an extension or renewal lease. Within ten (10) days after request of either party after the effective exercise of any such Option, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such Option was effectively exercised.

     38.05. The Extended Periods shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period, except that (a) Tenant shall have no right or option to extend the term for any period of time beyond the expiration of the Second Extended Period, (b) in the Extended Period the Fixed Rent shall be adjusted as provided in Paragraph 38.06 hereof and (c) Tenant shall accept the Premises in its "AS IS" condition and Landlord shall have no obligation to perform any work to the Premises. Any termination, expiration, cancellation, surrender, assignment or sublet of this Lease shall terminate any right or option for the Extended Periods not yet exercised. Landlord shall have the right, for thirty (30) days after receipt of notice of Tenant's election to exercise any option to extend the Term, to reject Tenant's election if Tenant gave such notice during the continuance of an event of default beyond any applicable grace period and such rejection shall automatically render Tenant's election to exercise such Option null and void and of no effect. The Options to extend the Term may not be severed from this Lease or separately sold, assigned or otherwise transferred.

     38.06. The Fixed Rent for the Extended Periods shall be at ninety (90%) percent of Fair Market Value. Fair Market Value shall be determined by mutual agreement of the parties within a reasonable time following Tenant's exercise of its option to extend the term of the Lease. If the parties are unable to agree on the Fair Market Value, the parties shall choose a licensed Real Estate Appraiser who shall determine the Fair Market Value. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser, each party shall select one licensed Real Estate Appraiser to appraise the Fair Market Value. If the difference between the two appraisals is 20% or less of the lower appraisal then the Fair Market Value shall be the average of the two appraisals. If the difference between the two appraisals is greater than twenty (20%) percent of the lower appraisal, the two
                                      43
appraisers shall select a third licensed Real Estate Appraiser to appraise the Fair Market Value. The cost of the third appraisal shall in such case be borne equally by the parties.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

WITNESS:                                        LANDLORD:

                                                ETZIONI PARTNERS

[SIGNATURE APPEARS HERE]                        By: /s/ Nathan Lindenbaum
----------------------------                        -------------------------
                                                    Nathan Lindenbaum,
                                                    Manager and General Partner

ATTEST:                                         TENANT:

                                                JAMES RIVER CORPORATION

[SIGNATURE APPEARS HERE]                        By: [SIGNATURE APPEARS HERE]
----------------------------                        -------------------------

                                   EXHIBIT A
                                   ---------


     ALL that certain lot, tract or parcel of land and premises, with the buildings and improvements thereon erected, situate, lying and being in the Township of Edison, in the County of Middlesex and State of New Jersey.

     BEGINNING at a point in the northwesterly side line of Brunswick Avenue, as said Brunswick Avenue is delineated 60.00 feet wide on a map entitled "Map of Brunswick Avenue & Taylor Road Right of Way", situated in the Township of Edison, Middlesex County, N.J. and filed in the Clerk's Office of Middlesex County October 26, 1966 as Map #3029, File #954, said point being the southeasterly corner of land now or formerly of Forner & Bodses; said beginning point being also described along the following two courses from the intersection of the northwesterly side line of a 100.00 foot Railroad Right of Way, formerly lands of the United States of America, now or formerly of the Township of Edison, with the southwesterly side line of Talmadge Road 60.00 feet wide: (1) South 29 degrees 18 minutes west a distance of 224.49 feet along the aforesaid northwesterly line of the 100.00 foot wide Railroad Right of Way: (2) South 72 degrees 18 minutes West along the prolongation of the aforementioned northwesterly line of Brunswick Avenue extended northeasterly and to and along the aforesaid northwesterly line of Brunswick Avenue, a distance of 290.91 feet to the place of Beginning, and from said beginning point running thence (1) 72 degrees 18 minutes west along the aforesaid northwesterly line of Brunswick Avenue a distance of 357.00 feet to a point: thence (2) north 13 degrees 38 minutes 09 seconds West, parallel with the southwesterly line of land now or formerly of Forner & Bodses, a distance of 696.73 feet to a point: thence
(3) north 76 degrees 21 minutes 51 seconds east at right angles to the second course of this description a distance of 364.73 feet to a point in the northeasterly line of land now or formerly of Forner & Bodses: thence (4) along the same, South 12 degrees 54 minutes East a distance of 671.48 feet to a point, the aforementioned northwesterly line of Brunswick Avenue and place of BEGINNING.

                                                                       EXHIBIT B


                              [MAP APPEARS HERE]

                          EXHIBIT C - LANDLORD'S WORK
                          ---------------------------

Exterior
--------

1. The rear parking lot shall be completely repaved, including preparation of a new base and the entire area enclosed with an eight (8) foot high cyclone fence with angled barbed wire on top with gate as shown in red on Exhibit
     B. The side parking lot shall be resurfaced.
2.   A new roof shall be applied to the building.
3.   The exterior non-brick of the building shall be re-painted.
4.   Front yard landscaping shall be cleaned up.
5.   Existing parking lot lighting shall be repaired.
6. Provided eight (8) 110 outlets for tractor engine heaters on the exterior of the north wall (rear parking area). Space at twelve foot spacing from west to east.

Docks
-----

1.   Three additional loading docks shall be installed.
2.   Drainage will be provided at the loading docks to prevent standing water.
3.   New shelters will be installed at all docks which do not have them.
4.   Edge of door dock plates shall be installed on all loading docks.
5.   Trailer lighting units shall be supplemented so that each door has one.
6. An unheated "air curtain" blower shall be installed up over each loading dock.

Interior - General
------------------

1.   1 1/2 to 2 air changes per hour guaranteed.
2.   New halogen or sodium lighting shall be installed.
3.   A new overhead gas heating system shall be installed.
4.   The interior of the building shall be painted.
5.   The existing alarm system shall be delivered intact.
6. A 110 volt outlet shall be provided at each loading dock for tractor engine heaters.
7. All sprinkler heads in front warehouse shall be changed to 286 degrees F 1/2" heads.
8. All sprinkler heads in rear warehouse shall be changed to 286 degrees F 17/32" heads.

Interior - Office
-----------------

1. New exterior door shall be installed between the front parking area, and the new office area to be built.
2. A three room office area consisting of approximately 600 sq. ft. shall be built in accordance with Exhibit 'E', Landlord's Standard Building Criteria.
3.   One of the existing shipping offices shall be renovated.
4.   All office areas shall be provided with heat and air conditioning.
5.   Demolish all existing mezzanine space.

                                   EXHIBIT D
                                   ---------

                             Rules and Regulations
                             ---------------------

     1. The rights of each tenant in the entrances, and corridors servicing the Building (other than the loading docks) are limited to ingress and egress from such tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances or corridors, for any other purpose. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the side walks, plazas, entrances, corridors, fire exits or stairways of the Building. Subject to the term of the lease between landlord and Tenant (the "Lease"), Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

     2. Any person whose presence in the Building at any time shall, in the judgement of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

     3. No awnings or other projections shall be attached to the outside walls of the Building.

     4. No showcase or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

     5. No animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant of the Building, except fish kept for decorative or recreational purposes, confined to the office space.

     6. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgement of Landlord, might disturb other tenants in the building, shall be made or permitted by any tenant. Subject to the terms of the Lease, nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

     7. No tenant, nor any tenant's contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive or otherwise dangerous fluid, chemical or substance. Contrary to this article, Tenant shall operate motor lift trucks, operated by electric, propane, or petroleum fuels.

     8. Additional locks or bolts of any kind which shall not be operable by the grand master key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said grand master key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by landlord such tenant shall pay to Landlord the cost thereof.

     9. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or Rule 2 hereof.

     10. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school.

     11. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefore all lights, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

     12. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purposes.

     13. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

     14. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     15. No tenant shall cause or permit any unusual objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant's Lease.

     16. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or servicing any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenants who, or whose servants, employees, agents, visitors or licensees shall have caused the same. Any cuspidors or containers or receptacles used as such in the premises or any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by, and at the expense of such tenant.

     17. All entrance doors in each tenant's premises shall be left locked and all windows shall be closed by the tenant when the tenant's premises are not in use.

     18. Hand trucks not equipped with rubber tires and slide guards shall not be used within the Building.

     19. Subject to Section 14.01 of the Lease, landlord reserves the right to rescind, alter or waive any rule or regulation of any prescribed for the Building when, in its reasonable judgement, it deems it necessary, desirable or proper for its best interest and for the best interest of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant.

                                   EXHIBIT E
                                   ---------

                      Landlord Standard Building Criteria
                      -----------------------------------


I.   INTERIOR PARTITIONS
     -------------------

1.1 Interior standard partitions shall be constructed of steel studs faced on each side with one layer of gypsum board. Studs shall be spaced 24" o.c. and partitions shall extend to underside of suspended ceiling.

1.2 Demising walls shall be constructed as above except with batt sound deadening insulation with openings as required to accommodate ductwork, pipes and beams above suspended ceiling.

1.3 Partition allowance is 55 linear feet for each 1,000 sq. ft. of rentable office space.

1.4 Curved, angular partitions, and interior windows are excluded. Partitions terminating at exterior perimeter of building shall adjoin a window mullion or column.

II.  DOORS AND FRAMES
     ----------------

2.1 Doors shall be 3'0" x 6'8" x 1-3/4" flush solid core paint grade wood single swing in steel frames. Typical frames shall be steel knockdown type with factory prime finish.

2.2 Fire-rate doors, where required, shall be flush hollow metal 3'0" x 6'8" x 1-3/4" with door, frames and hardware conforming to requirements of Underwriters' Laboratories.

2.3 Sliding or bi-fold door units shall be 6'8" high x 1-3/4" thick, width as required, flush hollow core paint grade wood. Openings up to 6'-0" wide shall count as one door unit.

2.4  Door allowance is three doors per 1,000 sq. ft. of rentable office space.

2.5  One single glass entry at exterior entrance.

III. HARDWARE
     --------

3.1 Building standard hardware shall be Sargent 6 line equal US 26D brushed chrome or US 10 Satin Bronze as selected by Tenant. Knobs shall be either Orbit or Tulip design.

3.2 Typical interior doors shall have 1-1/2 pair of 4 1/2" x 4 1/2" butts, lockset or latch set and door stop.

3.3  All locks shall be keyed to master key system.


IV.  CEILINGS
     --------

4.1  Materials and Installation

     A.   Ceiling suspension materials

          1. Ceilings throughout shall be manufacturer's standard exposed runners, cross-runners and accessories mechanically suspended on a 2' x 4' metal grid to receive acoustical ceiling boards.

          2. Ceiling members shall have uniform factory-applied finish on exposed surfaces of ceiling suspension system, including molding, trim and accessories. Finish shall be manufacturer's standard white baked enamel.

     B.   Acoustical panels

     1. Acoustical ceiling boards shall be 2' x 4' x 5/8" Celotex mosaic pattern or equal lay-in fissured mineral acoustical boards with an NRC of 50-65.

4.2 Ceiling height to be 8'-0" minimum, except where required to accommodate mechanical installations.


V.   FLOORING
     --------

5.1  Materials and installation

     A.   Carpet

          1. Carpeting in office areas shall be building standard wall-to-wall glue down installation, color selected by Tenant from Landlord's sample board.

          2. Flame spread Rating: Provide only carpet which has been tested and passed ASTM E84 (Tunnel Test) for Class "B" carpet.

     B.   Vinyl tile

          1.   Vinyl tile shall be 12" x 12" x 3/16".

          2. Adhesives (Cements): Waterproof, stabilized type as recommended by flooring manufacturer to suit material and substrate conditions.


     C.   Resilient Base

          1. Resilient base shall be building standard 4" high vinyl or rubber, straight or cove continuous runs with premolded corners, color as selected by Tenant.


VI.  ELECTRICAL
     ----------

6.1 The work to be installed shall consist of the furnishing of all electrical work in accordance with all rules and regulations of the municipality and all other authorities having jurisdiction including National Electric Code.

6.2 Fixtures shall be mounted individually or continuous as indicated and shall be suitable for type of mounting shown. Only fluorescent fixtures are included.

6.3 Lighting shall consist of recessed 2' x 4' florescent lighting fixtures with four (4) 40 watt lamps and acrylic lenses. Lighting fixtures shall be installed at a rate of one (1) fixture for every 80 square feet of net floor area.

6.4 Landlord shall initially install lamps at Landlord's expense. Lamps shall be as manufactured by Westinghouse, G.E. or Sylvania. All fluorescent lamps shall be Cool White, unless otherwise noted.

6.5 Each private office shall receive one (1) single pole switch. Open office areas shall be switched in an adequate number to meet code requirements. All switches shall be located in either columns or gypsum board partitions.

6.6 One (1) 110 volt duplex receptacle shall be installed for each 100 SF of floor area.

6.7 The Landlord shall make available telephone service. The Tenant shall be responsible for all telephone service throughout his demised premises.


VII. HVAC
     ----

7.1 Building office standard air conditioning system is based on an average electrical load of 3-1/2 watts per square foot and one (1) person per 200 square feet of useable area in accordance with the following design conditions.

7.2  DESIGN CONDITIONS:
     ------------------

     Summer Outside      90 degrees F.D.B.                  75 degrees F.W.B
     Summer Inside       78 degrees F.D.B.+2 degrees F.
     Winter Outside      13 degrees F.                      15 Mile/Hr. Wind
     Winter Inside       70 degrees F.D.B.

7.3 The air conditioning, heating and ventilating system will be designed and installed to conform to local codes, ordinances, as well as the BOCA Code.


VIII.PAINTING AND DECORATING
     -----------------------

8.1 The building standard shall include two (2) coats of latex flat paint. All metal and wood doors and frames shall receive two (2) coats of semi-gloss enamel.

8.2 Minimum Coating Thickness: Apply material at not less than manufacturer's recommended spreading rate to establish a total dry film thickness as indicated or if not indicated, as recommended by coating manufacturer.

8.3 Tenant may select colors from building standard color chart but in no event shall colors exceed one (1) color per room or four (4) colors total.

8.4 All vinyl or paper wallcovering shall be furnished and installed at the expense of the Tenant.

                           FIRST AMENDMENT TO LEASE


          THIS FIRST AMENDMENT, made this 13th day of April, 1992, between
                                          ----
Etzioni Partners, having an office c/o MGS Development, 52 Forest Avenue, Paramus, New Jersey 07653-1549 ("Landlord") and James River Paper Company, Inc., a Virginia corporation with offices at 120 Tredegar Street, Richmond, Virginia 23219 ("Tenant"), hereby amends a Warehouse Lease dated February 13, 1992 between Landlord and Tenant ("Lease") for approximately 94,400 square feet of warehouse space located at 64 Brunswick Avenue, Edison, New Jersey.

          NOW, THEREFORE, in consideration of the rents and covenants herein specified to be paid by Tenant and the obligations and covenants herein undertaken by the Landlord, Landlord and Tenant agree as follows:

          1. Unless specifically amended by the terms hereof, the Lease shall in all respects remain unmodified.

          2. Paragraph 36.03 is deleted in its entirety and the following substituted in its place: "In the event Tenant's operations at the Demised Premises now or hereafter constitute an "Industrial Establishment" within the meaning of ECRA, or in the event any other action is required to be taken by Tenant under ECRA, then, upon the expiration or earlier termination of this

Lease and upon any and every event which shall constitute a closing, termination or transfer of operations within the meaning of ECRA, or whenever other action is required to be taken by Tenant in compliance with ECRA, Tenant shall comply with all requirements of ECRA, at Tenant's sole cost and expense, to the satisfaction of DEP or other environmental agency having jurisdiction, and Landlord. Tenant shall immediately provide the Landlord copies of all correspondence, reports, notices, orders, findings, declarations and other material pertinent to Tenant's compliance with the provisions of ECRA immediately upon receipt of the same as issued or received by Tenant from time to time. Tenant agrees to indemnify Landlord from any and all liabilities that may result from an environmental condition, Hazardous Wastes, Hazardous Substances, Hazardous Discharge (collectively "Hazardous Substances") or an Environmental Complaint caused by the operation of Tenant's business on the Demised Premises after the Commencement Date and during Tenant's occupancy of the Demised Premises. Tenant, at its expense, has hired an environmental testing firm which has performed a non-invasive baseline site assessment on the Demised Premises to learn of any preexisting or potential environmental condition. Such testing did not reveal the existence of any Hazardous Substance at, in or upon the Demised Premises except for the possible existence of asbestos containing materials ("ACM") in the roofing and the existence of an underground storage tank (the "Tank"). In the event any Environmental Requirement (as hereinafter defined) requires removal or encapsulation of any ACM from the Demised Premises, such removal or encapsulation shall be undertaken by Landlord at its cost and expense. Additionally, Landlord shall use reasonable efforts to remove the Tank on or before June 1, 1992, such removal to be in accordance with any Legal Requirements. In the event the Tank is not removed prior to Tenant's occupancy of the Demised Premises, Landlord's removal during Tenant's occupancy shall not materially interfere with Tenant's use of the Demised Premises. Any reports, letters, communication or any other documentation, written or oral, shall remain confidential and shall not be disclosed to any person or entity (other than those employees, agents and consultants of Landlord or Tenant with an actual need to be aware of this information). Notwithstanding the foregoing, in no event shall Tenant be or become liable for any preexisting environmental condition, Hazardous Substances, or any Environmental Complaint arising from the use or occupancy of the Demised Premises before the Commencement Date of the Lease. Landlord shall indemnify Tenant from any and all liability arising from the presence of Hazardous Substances upon, about or beneath the Demised Premises, or having migrated from the Demised Premises, or arising in any manner whatsoever out of the violation of any Environmental Requirement pertaining to the Demised Premises, and the activities thereon, provided such environmental condition existed at or prior to the Commencement Date. The term "Environmental Requirement" means any laws, ordinances, statutes, codes, rules, regulations (including zoning or subdivision regulations), order, directives, permits or licenses addressing environmental, health, or safety issues or requirement of or by any Federal, state, local or other political subdivision exercising jurisdiction over the property, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. (S) 9601 et. seq.), the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.A. (S) 6901 et. seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et. seq.)., the Clean Air Act (942 U.S.C. (S) 7401 et. seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et. seq.), and the Safe Drinking Water Act (42 U.S.C. (S) 300f et. seq.), all as presently in effect and as the same may hereafter be amended from time to time, and any regulation pursuant thereto. Landlord shall indemnify Tenant from any and all liability arising from the presence of Hazardous Substances upon, about or beneath the Demised Premise, or migrating to or from the Demised Premises, caused by Landlord during the term of this Lease. Tenant shall indemnify Landlord from any and all liability arising from the presence of Hazardous Substances upon, about or beneath the Demised Premises, or migrating to or from the Demised Premises, caused by Tenant. The obligation of the indemnifying party shall include, but shall not be limited to, the burden and expense of defending all claims, suits, and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. The obligations of the indemnifying party shall survive, without limitation, the expiration or earlier termination of the Lease.

     Within thirty (30) days of Tenant vacating the Demised Premises and prior to any new Tenant taking occupancy of the Demised Premises, Landlord, at its option, may hire an environmental testing firm to conduct a closeout site assessment of the Demised Premises to determine compliance by Tenant with ECRA and any Environmental Requirement. The expense of the closeout site assessment shall be borne by Landlord, provided, however, in the event it is determined that Tenant has violated ECRA or any Environmental Requirement requiring any clean up or remediation, Tenant shall reimburse Landlord for the cost of such environmental testing. Any reports, letters, communication or other documentation, written or oral, shall remain confidential and shall not be disclosed to any person or entity (other than those employees, agents and consultants of Landlord or Tenant with an actual need to be aware of this information) except in the event Landlord determines that any such factual data generated in connection with the closeout site assessment creates an obligation of Tenant or Landlord, under any applicable law, to notify any government or private entity or individual of the data, in which event Landlord shall provide prior written notification to Tenant. In the event that Landlord chooses not to perform the closeout site assessment, or, in the event that the closeout site assessment, if performed, does not reveal the presence of Hazardous Substances upon, about or beneath the Demised Premises, or migrating to or from the Demised Premises, caused by Tenant, in an amount which is in violation of any ECRA or any Environmental Requirement, Landlord shall indemnify Tenant from and against any and all liability as between Landlord and Tenant relating to the presence of any Hazardous Substances at, in, or upon the Demised Premises, provided, however, that Landlord does not notify Tenant, in writing, within one year of Tenant vacating the Demised Premises, that Landlord has discovered any Hazardous Substances at, in or upon the Demised Premises which Landlord reasonably believes to have been caused by Tenant. Landlord shall have the burden of establishing that the presence of any such Hazardous Substances at, in or upon the Demised Premises was caused by Tenant. To the extent that the closeout site assessment report or any subsequent inspections (subject to the Landlord's one year notice requirement) reveals environmental violations and/or the deposit at the Demised Premises of Hazardous Substances caused by Tenant, Tenant shall commence removal of the same within 30 days of written notice from Landlord and shall thereafter diligently pursue such removal, in compliance with ECRA and any Environmental Requirement. The responsibility of the Tenant to remove any Hazardous Substances caused by Tenant during the term hereof shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, in no event shall Tenant be or become liable for any environmental condition, Hazardous Substances, or any Environmental Complaint not caused by Tenant and arising from the use or occupancy of the Demised Premises after the expiration or earlier termination of this Lease.

     3. The Lease is modified to provide that the correct name of the Tenant is James River Paper Company, Inc. By executing below, Tenant ratifies and confirms its execution of the Lease and warrants and represents that the individual signing on behalf of Tenant was a corporate officer duly authorized to bind the Corporation and that the execution and delivery of the Lease and this Modification has been approved as required by the Tenant's Certificate of Incorporation and By-Laws.

     4. Paragraphs 1.01E and 1.01K are modified to provide that the Building and the Demised Premises contain approximately 94,940 square feet of Floor Space. Prior to the Commencement Date,

Landlord shall forward to Tenant a certification form Landlord's architect verifying the Floor Space of the Demised Premises. Tenant, at its option, may, within thirty (30) business days of receipt of Landlord's certification, measure the Demised Premises and certify to Landlord its calculation of the Floor Space of the Demised Premises. In the event Landlord and Tenant are unable to agree upon the Floor Space of the Demised Premises, the matter shall be submitted to arbitration pursuant to Paragraph 34.01 of the Lease.

     5. Tenant acknowledges that it is aware that Landlord, in reliance on Tenant's execution of the Lease, will release its current Tenant from its obligations under its lease (the "Prior Lease") with respect to the Demised Premises. Accordingly, in the event Tenant defaults under the Lease, Tenant, shall be responsible for any damages Landlord has suffered as a result of terminating the Prior Lease, in addition to any other damages Landlord may be entitled to pursuant to any applicable default provisions in the Lease.

     6.   In the fifth line of Paragraph 1.01I "May" is changed to "June".

     7. In the seventh and eighth lines of Paragraph 37.11 "equal to one (1) month's Fixed Rent" is deleted and the following substituted in its place: "in the amount of Two Thousand Five Hundred and 00/100 ($2,500.00) Dollars.

          8. Tenant is currently a tenant in premises located at 9 Taylor Road, Edison, New Jersey, pursuant to a written lease agreement (the "Tenant Lease") dated May 9, 1989, executed by LMP Joint Venture, as Landlord, and Tenant. Tenant has represented to Landlord that pursuant to the Tenant Lease, Tenant will be deemed a holdover tenant as of May 1, 1992 and, accordingly, be required to pay rent at a holdover rate equal to one and on-half times the rent payable under the Tenant Lease (the "Holdover Rent"). Landlord has agreed to reimburse Tenant for fifty (50%) percent of the difference between the Holdover Rent and the basic monthly rent payable under the Lease for the month of May, 1992 (the "Holdover Reimbursement"), provided, however, that Landlord's obligation under this paragraph shall not exceed Seven Thousand Five Hundred and 00/100 ($7,500.00) Dollars. Such reimbursement shall be effected by granting to Tenant an offset to its first monthly payment of Fixed Rent payable under the Lease in the amount of the Holdover Reimbursement. Prior to such reimbursement, Tenant shall furnish Landlord with a certified statement setting forth the amount of the Holdover Rent, which statement shall have annexed thereto certified true copies of the applicable provisions of the Tenant Lease confirming the amount of the Holdover Rent. Tenant shall use its best efforts to negotiate with the Landlord under the Tenant Lease in order to obtain a reduction in the amount of the Holdover Rent payable to said Landlord. In the event of any such reduction, the Holdover Reimbursement shall be recalculated so that Landlord shall reimburse Tenant for fifty (50%) percent of the difference between the reduced Holdover Rent and the basic monthly rent payable under the Lease for the month of May, 1992, subject to the $7,500.00 cap provided for above.

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written, and acknowledge, the one to the other, that they possess the requisite authority to enter into this transaction and to sign this Agreement.

WITNESS:                               ETZIONI PARTNERS, Landlord

[SIGNATURE APPEARS HERE]               By:  /s/ Nathan Lindenbaum
------------------------------              ------------------------------------
                                            Nathan Lindenbaum
                                            Manager and General Partner

ATTEST:                                JAMES RIVER PAPER COMPANY, INC.,
                                       Tenant

[SIGNATURE APPEARS HERE]               By:   /s/ Stephen E. Hare
------------------------------               -----------------------------------

                                       PRINT NAME: Stephen E. Hare
                                                   -----------------------------

                                       TITLE:  VP, Corporate Finance & Treasurer
                                               ---------------------------------

                           SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT, made this 9th day of December, 1992, between ETZIONI
                                      ---
PARTNERS, having an office c/o MGS Development, 52 Forest Avenue, Paramus, New Jersey 07653-1549 ("Landlord") and JAMES RIVER PAPER COMPANY, INC., a Virginia Corporation with offices at 120 Tredegar Street, Richmond, Virginia 23219 ("Tenant"), hereby amends a Warehouse Lease dated February 13, 1992 (which Warehouse Lease was amended pursuant to a First Amendment dated April 13, 1992) between Landlord and Tenant (the "Lease") for approximately 94,400 square feet of warehouse space located at 64 Brunswick Avenue, Edison, New Jersey.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions hereinafter contained, and for good and valuable consideration the receipt of which is hereby acknowledged, Landlord and Tenant agrees as follows:

     1. Unless specifically amended by the terms hereof, the Lease shall in all respects remain unmodified.

     2.   Paragraph 13.02(c) is deleted in its entirety.

     3.   A new Paragraph 13.06 is added as follows:

          13.06 Landlord shall maintain, at Tenant's expense, rental income insurance for the benefit of Landlord, insuring the Landlord against the loss of Fixed Rent and Additional Charges, as in the Lease provided from the perils of fire and extended coverage for a period of not less than one (1) year. Tenant shall reimburse Landlord for the cost of such insurance within ten (10) days of receipt of an invoice for same from Landlord and such reimbursement shall be deemed an Additional Charge for purposes of this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written, and acknowledge, the one to the other, that they possess the requisite authority to enter into this transaction and to sign this Agreement.

WITNESS:                                ETZIONI PARTNERS, Landlord

[SIGNATURE APPEARS HERE]               By:  /s/ Nathan Lindenbaum
------------------------------              ------------------------------------

                                        Manager and General Partner

WITNESS:                                JAMES RIVER PAPER COMPANY, INC.,
                                        Tenant

[SIGNATURE APPEARS HERE]               By:  /s/ Matthew J. Hiles
------------------------------              ------------------------------------

                                               Matthew J. Hiles
                                            ------------------------------------
                                                      (Print Name)

                                        Lease and Property Administrator
                                        ----------------------------------------
                                                       (Title)